Exhibit 10.6

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of April 1, 2014, by and between Hipcricket, Inc., a Delaware corporation (the “Company”), and Ivan Braiker (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee have entered into that certain Employment Agreement, effective August 25, 2011, as amended by Amendments dated November 28, 2011, May 7, 2013 and July 5, 2013 (together the “Employment Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions and Amendments

1.1 Definitions.  For purposes of this Amendment, terms used but not defined herein have the meanings ascribed to such terms in the Employment Agreement.

1.2Amendments.

(a) Paragraph 4 of the Employment Agreement shall be amended by deleting Paragraph 4 in its entirety and replacing it with the following:

     “Employee’s employment hereunder commenced on August 25, 2011 and shall end on August 25, 2014 (the “Initial Term”).  Thereafter, the Employee’s employment hereunder automatically shall be extended for one additional twelve-month period (the “Subsequent Term”), commencing August 26, 2014 and ending August 25, 2015.  For all compensation and benefit purposes, other than those specifically addressed herein, the Employee shall be deemed to have been continually employed with the Employer from July 6, 2004.”

(b) Paragraph 5(iv), Sales Bonus, of the Employment Agreement shall be amended by deleting Paragraph 5(iv) in its entirety and replacing it with the following:

“(iv)  Transaction Bonus.  Employee will be eligible to participate in the Company's Transaction Bonus Plan (“Bonus Plan”) with a bonus opportunity equal to 1.0% of the Net Consideration with respect to a Transaction.  The terms and conditions of the bonus opportunity are set forth in the Bonus Plan.”

(c) Paragraph 5(v), Discretionary Bonus, of the Employment Agreement shall be amended by deleting Paragraph 5(v) in its entirety and replacing it with the following:

“(v)  Incentive Bonus.  In addition to the Base Salary, Employee will be eligible to participate in the Company's 2014 Incentive Compensation Plan with a target bonus opportunity for fiscal year 2015 equal to 50% of Base Salary.  Bonuses may be earned based on targeted achievement of GAAP Revenue for fiscal year 2015, subject to a minimum gross margin percentage and maximum Adjusted EBITDA loss amount.  Additional details about the bonus opportunity are set forth in the Incentive Compensation Plan. Bonus opportunities for fiscal year 2016 and beyond will be determined in the discretion of the Board of Directors.”

(d) (a) Section 15(a)(ii) of the Employment Agreement shall be amended by deleting Section 15(a)(ii) in its entirety and replacing it with the following:

“(ii) If Employer terminates Employee’s employment hereunder without Just Cause Employer shall continue to pay to Employee his then-current base salary, in accordance with customary payroll practices, plus accrued but unpaid vacation time, accrued but unpaid benefits (as described in Section 8(i) above) and reimbursement of all unpaid business expenses (in each case, as of the date of termination) (collectively the “Continued Benefits”) for a period of the greater of (a) six months; or (b) the remainder of the Initial Term and the Subsequent Term, whichever the case may be (the “Continuation Period”). Employee shall be entitled to continued participation in all medical and disability plans, to the extent such plans are provided by Employer, on the same terms and conditions as if his employment had not terminated until the expiration of the Continuation Period.”

ARTICLE II

Miscellaneous

2.1 Entire Agreement.  This Amendment and the Employment Agreement constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

2.2 Counterparts.  This Amendment may be executed in multiple counterparts and by facsimile, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.  This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including .pdf files), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

2.3 Reference to and Effect on the Employment Agreement.

(a) Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b) The execution and delivery of this Amendment and performance hereof shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any party hereto under, the Employment Agreement.

(c) This Amendment  shall be governed under the laws of the State of New York and shall be construed with the Employment Agreement as one instrument, and the Employment Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY

HIPCRICKET, INC.

By: /s/ Todd Wilson
Name:  Todd Wilson
Title:  Executive Chairman of the Board of Directors

EMPLOYEE

    /s/ Ivan Braiker
      Ivan Braiker